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                        SMITH, ANDERSON, BLOUNT, DORSETT,
                           MITCHELL & JERNIGAN, L.L.P.
                                     LAWYERS

            OFFICES                                                     MAILING ADDRESS
2500 FIRST UNION CAPITOL CENTER                                          P.O. BOX 2611
 RALEIGH, NORTH CAROLINA 27601          September 2, 1999           RALEIGH, NORTH CAROLINA
                                                                           27602-2611
                                                                            --------
                                                                   TELEPHONE: (919) 821-1220
                                                                   FACSIMILE: (919) 821-6800
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Winston Hotels, Inc.
2209 Century Drive, Suite 300
Raleigh, North Carolina  27612

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We are counsel for Winston Hotels, Inc. (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration
Statement") to be filed by the Company with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 503,897 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which the Company intends to issue to holders of up to 503,897 common units of limited partnership interest in WINN
Limited Partnership (the "Units"), if and to the extent that such holders redeem their Units. This opinion is furnished pursuant to the requirement of Item
601(b)(5) of Regulation S-K under the Act.

         We have relied upon, among other things, our examination of corporate documents, records, certificates of the Company's officers and public officials, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents.

         Based upon the foregoing and the additional qualifications set forth below, it is our opinion that the Shares, when issued upon the redemption of the Units as described in the Registration Statement, will be validly issued, fully paid and nonassessable.



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Winston Hotels, Inc.
September 2, 1999
Page 2


         The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares.

         We hereby consent to the reference to our firm in the Registration
Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                           Sincerely yours,



                                           /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                              MITCHELL & JERNIGAN, L.L.P.